UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 13, 2005, Elizabeth A. Fetter was elected to the Board of Directors of Quantum Corporation. Ms. Fetter has been named to Quantum’s Leadership and Compensation Committee.  A copy of the press release announcing the election of Ms. Fetter to Quantum's Board is attached to this report as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(i)	Exhibits
	99.1	Press release dated September 13, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    September 13, 2005

EXHIBIT INDEX

Exhibit 99.1   Press release, dated September 13, 2005

Exhibit 99.1-Press release, dated September 13, 2005.

QUANTUM APPOINTS ELIZABETH FETTER TO BOARD OF DIRECTORS

SAN JOSE, Calif., Sept. 13, 2005 – Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that Elizabeth Fetter, a former executive at US West (now Qwest) and SBC Communications, has been appointed to Quantum’s board of directors, effective today. Fetter most recently served as president and CEO of QRS Corp., a retail supply chain software and services company. She has extensive experience in management and strategic planning and a strong track record of leading organizations through major transitions.

“Having been head of two public companies and several multi-billion dollar divisions that dealt with a range of evolving challenges, Liz knows what it takes to succeed in highly dynamic markets,” said Rick Belluzzo, chairman and CEO of Quantum. “She will be a valuable addition to the Quantum board as we move through this exciting year of numerous new product introductions and enhance our leadership in backup, recovery and archive.”

Fetter was appointed CEO of QRS in 2001 to turn the company around and restored it to profitability within a year after 30 months of losing money. She continued to further strengthen the company and oversaw its sale to Inovis International, Inc. late last year.

Prior to joining QRS, Fetter was president and CEO of NorthPoint Communications, where she directed one of the most successful IPOs of 1999 and built the company into one of the largest and fastest growing broadband service providers before its acquisition by AT&T in 2001. She came to QRS from US West, having served as vice president and general manager of its

$5 billion Consumer Services Group. Before US West, Fetter was an officer at SBC/Pacific Bell, where she held a number of senior leadership positions, including president of its $2.3 billion Industry Markets Group. Earlier in her career, Fetter was an international strategy consultant at Marakon Associates and also worked at Chevron Corp.

In addition to serving on Quantum’s board of directors, Fetter also sits on the boards of Symmetricom, Berbee Inc. (a privately held company) and several non-profit organizations.

About Quantum
Quantum Corp. (NYSE:DSS), a global leader in storage, delivers highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support. Quantum offers customers of all sizes an unparalleled range of solutions, from leading tape drive and media technologies, autoloaders and libraries to disk-based backup systems. Quantum is the world’s largest volume supplier of both tape drives and tape automation and has pioneered the development of disk-based systems optimized for backup and recovery. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements relating to Ms. Fetter’s appointment to the Board, new product introductions and enhancing our leadership in backup, recovery and archive, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, operational difficulties, including our ability to successfully execute to our product roadmaps and timely ship our products, unforeseen technical limitations, unexpected material deviation in product operation, the ability of competitors to introduce new solutions that compete more successfully with our solutions, potential future changes in Quantum's business strategy, and unanticipated changes in customers' needs or requirements. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors," on pages 36 to 46 in our Quarterly Report on Form 10-Q filed with the SEC on August 5, 2005 and on pages 32 to 42 in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2005; and those described in any subsequently filed reports. Such reports contain and identify important factors that could cause actual events and results to differ materially from those contained in our projections or forward-looking statement. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.